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                                                                EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-1 of our reports dated February 25, 1998, except as to the first paragraph of Note 5,
Note 11 and Note 12, as to which the date is June 2, 1998, on our audits of the financial statements and financial statement schedule of Datalink Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Historical and Pro Forma Financial Data."









                                                  /s/ COOPERS & LYBRAND L.L.P.





Minneapolis, Minnesota
June 3, 1998